UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

A. 2006 Outside Director Compensation Plan

On October 26, 2005, the Compensation and Human Resources Committee (the "Committee" or "C&HRC") of the Board of Directors of Ashworth, Inc. (the "Company") approved the 2006 Outside Director Compensation Program including: (i) an annual cash retainer of $30,000 for each outside director, (ii) an additional annual cash retainer of $10,000 for the Audit Committee ("AC") Chairman, $7,500 for the C&HRC Chairman, and $5,000 for each of the Corporate Governance and Nominating Committee ("CG&NC") Chairman and the Lead Director, (iii) $1,000 for each in-person attendance at a Board or Committee meeting, (iv) $500 for telephonic attendance at a Board or Committee meeting, (v) $500 for attendance at any other special meeting, in person or telephonically, (vi) an annual grant of an option for 10,000 shares of common stock, vesting quarterly and with an exercise price equal to the common stock’s fair market value on the date of grant, for each of the outside directors, (vii) an annual grant of an option for 5,000 shares of common stock, vesting quarterly and with an exercise price equal to the common stock’s fair market value on the date of grant, for each of the AC Chairman, the C&HRC Chairman, the CG&NC Chairman and the Lead Director, and (viii) an annual clothing allowance of $1,000. The 2006 Outside Director Compensation Plan will be effective as of November 1, 2005.

In approving the above portions of the 2006 Outside Director Compensation Program, the Committee analyzed director compensation at comparable companies, as reported in such companies’ proxy filings.

B. Acceleration of Stock Option Vesting

On October 26, 2005, the C&HRC approved the accelerated vesting of all currently outstanding, "out-of-the-money," unvested stock options (the "Options") to purchase shares of common stock of the Company. These Options were previously awarded to directors, officers, and employees under the 2000 Amended and Restated Equity Incentive Plan. These Options have an exercise price greater than $6.97, the closing price on October 26, 2005, which is the effective date of the acceleration. Outstanding unvested options that are "in-the-money" will not be subject to acceleration and will continue to vest in accordance with their normal schedule.

Options to purchase approximately 328,000 shares of Ashworth, Inc. common stock, which would otherwise have vested from time to time over the next three years, became immediately exercisable as a result of the C&HRC's actions. The number of shares and exercise prices of the Options subject to the acceleration are unchanged. The remaining terms for each of the Options granted remain the same. The Company will seek consent from option holders of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, if the acceleration would have the effect of changing the status of the Option for federal income tax purposes from an incentive stock option to a non-qualified stock option.

The decision to accelerate the vesting of these Options, which the Company believes is in the best interests of its stockholders, was made in part to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in November 2005. In addition, the C&HRC believes these "out-of-the-money" Options may not be offering sufficient incentive to the employees and directors when compared to the potential future compensation expense that would have been attributable to the Options. Finally, the C&HRC believes that the accelerated vesting may have a positive effect on morale, retention and perception of option value.

Assuming that no holders of incentive stock options withhold consent for the acceleration, the Company estimates that approximately $341,000, $131,000 and $13,000 of future, before tax compensation expense for fiscal years 2006, 2007 and 2008, respectively, will be eliminated as a result of the acceleration of vesting based on value calculations using the Black-Scholes methodology. Should any of the option holders withhold consent for the vesting acceleration, then the Company would incur future expense associated with those Options over the remainder of the Options' original vesting schedule as of November 1, 2005 and the current estimated expense elimination for the Company would be reduced. Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, it will report compensation expense related to the affected options for disclosure purposes only in its fiscal year 2005 financial statements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2005, the Board of Directors of the Company (the "Board") appointed Mr. John W. Richardson to serve as a director of the Company effective as of December 12, 2005. To accommodate the election of Mr. Richardson, the Board also adopted a resolution to increase the authorized number of directors on the Board. Section 1 of Article III of the Bylaws of the Company provides that the authorized number of directors of the Company shall be within a range of three to 15 directors, subject to determination by resolution of the Board or by the stockholders of the Company at the annual meeting. The exact number of directors of the Company was increased from five to six effective as of December 12, 2005.

After the appointment of Richardson, the Board will have six directors comprised of five independent directors (as determined in accordance with NASDAQ’s independence requirements) and one employee director.

There are no arrangements or understandings pursuant to which Mr. Richardson was selected as a director of the Company. Mr. Richardson does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Richardson has not yet been appointed to serve on any Board committees and such appointment is expected to be made when he joins the Board for his first Board meeting in December.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated November 1, 2005 announcing the appointment of Mr. John W. Richardson to the Board of Directors of Ashworth, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

November 1, 2005	By:	Peter S. Case

Name: Peter S. Case
Title: EVP and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 1, 2005 announcing the appointment of Mr. John W. Richardson to the Board of Directors of Ashworth, Inc.